N-SAR Exhibit: Sub-item 77I
Legg Mason Variable Equity Trust
Legg Mason Dynamic Multi-Strategy VIT
Portfolio


In connection with the terms of the offering of Class I shares, of Legg Mason Dynamic
Multi-Strategy VIT Portfolio (the ?Fund?),
Registrant incorporates by reference the
Fund?s prospectus, Statement of Additional
Information, Management Agreement and
Subadvisory Agreement, and other related agreements thereto, as filed with the Securities and Exchange Commission pursuant to Rule 485BPOS of the Securities
Act of 1933, on post-effective Amendment
No. 45 to Form N-1A, on November 14,
2011 (Accession No. 0001193125-11-
311161).